Exhibit 99.1

For more information, contact:
Lyne Andrich, 303.312.3458 Sue Hermann, 303.312.3488

CoBiz Financial to Acquire Wagner Investment Management

DENVER — November 13, 2007 — CoBiz Financial (Nasdaq GS: COBZ), a $2.3 billion financial services company headquartered in Denver, today announced an agreement to acquire Wagner Investment Management, Inc. (Wagner). Wagner, an SEC-registered investment advisor with approximately $900 million in assets under advisement, provides investment management services for high-net-worth individuals and families, foundations and non-profit organizations. Wagner will continue to operate under its current name and management team. The transaction, which is expected to close by the end of 2007, is anticipated to be neutral to CoBiz’s earnings in 2008.

Since 1975 Wagner has designed custom portfolios for individual clients utilizing a proprietary investment approach with a growth bias. The firm was founded by Judith B. Wagner who currently serves as president and CEO.

“We’re thrilled to welcome Wagner Investment to the CoBiz Financial family of services,” said Steve Bangert, chairman and CEO. “Their ability to provide a high level of personal service and develop custom solutions that free clients to achieve their own success is a perfect fit with our company.”

Wagner will supplement the investment services currently offered by other CoBiz companies: Alexander Capital Management Group, which creates customized investment portfolios with a value bias, and CoBiz Trust, which provides trust administration and estate settlement services. “With the addition of Wagner Investment, our customers will have more investment options and styles, enabling us to better serve the complete financial needs of businesses, business owners and professionals.”

“For more than three decades, Wagner Investment has been recognized for our commitment to building long-term customer relationships, and we’re pleased to be joining a company with that same focus,” said Ms. Wagner. “We share CoBiz’s high standards of integrity and community involvement and look forward to introducing our clients to the array of quality financial services available through other CoBiz companies. Our clients will now have access to wealth transfer services through Financial Designs Ltd., private banking through Colorado Business Bank, and trust and estate services through CoBiz Trust while maintaining their current portfolio management services with us.”

CoBiz Financial (www.cobizfinancial.com) is a $2.3 billion financial holding company headquartered in Denver. Recently renamed from CoBiz Inc., the company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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